Exhibit 99.1

Aditxt Announces Termination of Arrangement Agreement with Appili Therapeutics

Will eliminate approximately $16M in closing obligations

MOUNTAIN VIEW, Calif., May 19, 2025 – Aditxt, Inc. (NASDAQ: ADTX) (“Aditxt” or the “Company”), a social innovation platform accelerating promising health innovations, today announced that it has determined it is in the best interest of the Company and its stockholders to terminate the previously announced Arrangement Agreement with Appili Therapeutics, Inc.

The Arrangement Agreement, originally announced in April 2024, had been amended several times to extend key milestones and accommodate changing circumstances. Despite these efforts, Aditxt has concluded that it is no longer strategically aligned to move forward under the terms of the agreement. Management intends to formally notify Appili of the termination, effective May 31, 2025.

“We greatly appreciate the Appili team and respect the important work they are doing,” said Amro Albanna, Co-Founder and CEO of Aditxt. “After careful consideration, we’ve determined that this would be the best course of action.”

Further details will be provided as appropriate.

About Aditxt, Inc.

Aditxt, Inc.® is a social innovation platform accelerating promising health innovations. Aditxt’s ecosystem of research institutions, industry partners, and shareholders collaboratively drives their mission to “Make Promising Innovations Possible Together.” The innovation platform is the cornerstone of Aditxt’s strategy, where multiple disciplines drive disruptive growth and address significant societal challenges. Aditxt operates a unique model that democratizes innovation, ensures every stakeholder’s voice is heard and valued, and empowers collective progress.

Aditxt currently operates two programs focused on immune health and precision health. The Company plans to introduce an additional program dedicated to women’s health. To this end, Aditxt has entered into a Merger Agreement with Evofem Biosciences, Inc. (“Evofem”) (OTCQB: EVFM). The program will be designed to function autonomously while collectively advancing Aditxt’s mission of discovering, developing, and deploying innovative health solutions to tackle some of the most urgent health challenges. The closing of the transaction with Evofem is subject to several conditions, including but not limited to approval of the transactions by the respective target shareholders and Aditxt raising sufficient capital to fund its obligations at closing. These obligations include cash payments of approximately $17 million for Evofem, which includes approximately $15.2 million required to satisfy Evofem’s senior secured noteholder; should Aditxt fail to secure these funds, Evofem’s senior secured noteholder is expected to seek to prevent the closing of the merger with Evofem. No assurance can be provided that all of the conditions to closing will be obtained or satisfied or that the transaction will ultimately close.

For more information, www.aditxt.com.

Follow us on:

LinkedIn: https://www.linkedin.com/company/aditxt

Facebook: https://www.facebook.com/aditxtplatform/

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to finance and execute its strategic M&A initiatives; the Company’s ability to obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth, and strategies; the Company’s ability to raise additional capital; expected usage of the Company’s ELOC and ATM facilities; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in Aditxt’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Aditxt, Inc.
Corporate Communications
Jeff Ramson, PCG Advisory, Inc.
T: 646-863-6893
contactus@aditxt.com